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   As filed with the Securities and Exchange Commission on November 22, 1996

                                File No. 33-82162

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       to
                                    Form S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                         STERLING HEALTHCARE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Florida                                     65-0337205
  (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
  Incorporation or Organization)

              6855 Red Road, Suite 400, Coral Gables, Florida 33143
                                 (305) 665-1911
                    (Address of Principal Executive Offices)

                            1994 Stock Option Plan
                            (Full Title of the Plan)

                     Stephen J. Dresnick, M.D., President
                           6855 Red Road, Suite 400
                         Coral Gables, Florida 33143
                                (305) 665-1911

                     (Name and address of Agent for Service)


                                    Copy to:
                               Charles J. Rennert
                          Berman Wolfe & Rennert, P.A.
                         100 S.E. 2nd Street, 35th Floor
                                 Miami, FL 33131

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

                          Amending: Part I - Prospectus

Deregistering 450,000 shares of Common Stock, par value $.0001 per share


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                                 DEREGISTRATION

In its Registration Statement on Form S-8 (File No. 33-82162) (the "Form S-8"), declared effective by the Securities and Exchange Commission (the Commission) on July 29, 1994, Sterling Healthcare Group, Inc. ("Sterling") registered 450,000 shares of its Common Stock, par value $.0001 per share for issuance from time to time. As a result of the consummation of the business combination between Sterling and FPA Medical Management, Inc. ("FPA"), all outstanding Sterling shares of Common Stock were exchanged for shares of Common Stock of FPA. Accordingly, Sterling hereby deregisters the 450,000 shares previously registered on the Form S-8.

                   [Balance of page intentionally left blank]


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 21st day of November, 1996.


                         STERLING HEALTHCARE GROUP, INC.



                        By: /s/ Stephen J. Dresnick, M.D.
                           ----------------------------------
                           Stephen J. Dresnick, M.D.
                           (Chairman of the Board of Directors,
                           President and Chief Executive Officer)

Pursuant to the requirements of the securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following person in the capacity and on the 14th day of November, 1996.


Signature                                            Title



/s/ Stephen J. Dresnick, M.D.
-----------------------------
Stephen J. Dresnick, M.D.                            Sole Director